Exhibit 99.2

Reliance Global Group Announces Closing of $2 Million Public Offering

LAKEWOOD, NJ, Jan. 29, 2026 (GLOBE NEWSWIRE) — Reliance Global Group, Inc. (Nasdaq: EZRA) (the “Company”) today announced the closing of its previously announced public offering of 7,407,408 shares of common stock (or pre-funded warrants in lieu thereof), together with warrants to purchase up to 14,814,816 shares of common stock at a combined public offering price of $0.27 per share (or pre-funded warrant in lieu thereof) and associated warrants. The warrants have an exercise price of $0.27 per share, are exercisable upon issuance and will expire two years thereafter.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital, its M&A strategies and general corporate purposes.

A registration statement on Form S-1 (File No. 333-292895) relating to the offering was declared effective by the Securities and Exchange Commission (the “SEC”) on January 28, 2026. The offering was made only by means of a prospectus forming part of the effective registration statement relating to the offering. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: EZRA) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” “designed to,” “aim,” “seek,” and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding the intended use of net proceeds from the offering. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties. There can be no assurance that these assumptions will prove accurate. Actual results could differ materially from those anticipated due to a variety of risks and uncertainties, including, without limitation, the risks described under “Risk Factors” in our registration statement on Form S-1 (File No. 333-292895) filed with the Securities and Exchange Commission. You are encouraged to carefully review such registration statement for a more complete discussion of these and other risks and uncertainties. Except as required by law, Reliance Global Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: EZRA@crescendo-ir.com